Exhibit 5.1

Jamal H. Haughton Executive Vice President, General Counsel and Corporate Secretary

April 25, 2025

Charter Communications, Inc.
400 Washington Blvd.
Stamford, Connecticut 06902

Re: Charter Communications, Inc. 2025 Employee Stock Purchase Plan

With reference to the Charter Communications, Inc. (the “Company”) Form S-8 Registration Statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 25, 2025 (the “Registration Statement”), which registers up to 1,500,000 shares of the Company‘s Class A Common Stock, par value $0.001 per share (the “Shares”) for use in connection with the Company’s 2025 Employee Stock Purchase Plan (the “Plan”), I, or attorneys under my supervision (together, “we” or “us” and in the possessive “our”), have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, certain resolutions and actions adopted by the Company’s board of directors, the written documents constituting the Plan, and statements we have received from officers and representatives of the Company.

Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company. In examining such materials and in delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents, and the correctness of statements submitted to us by officers and directors of the Company.

Based solely on the foregoing and subject to the qualifications set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the terms set forth in the Plan and against payment therefor, will be duly and validly issued and will be fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Jamal H. Haughton
Jamal H. Haughton